News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

October 23, 2018
	For Release:	Immediately
	Date:	October 23, 2018
	Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended September 30, 2018

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and nine months ended September 30, 2018.

Operating Results for the Three Months Ended September 30, 2018

Net income allocable to common shareholders was $25.1 million, or $0.92 per diluted common share, for the three months ended September 30, 2018, an increase of $7.0 million, or 38.6%, from $18.1 million, or $0.66 per diluted common share, for the same period in 2017.  The increase was mainly due to a charge related to the redemption of preferred stock incurred during the third quarter of 2017 that did not recur in the third quarter of 2018 and an increase in net operating income (“NOI”–described below) with respect to our real estate facilities. The increase in NOI includes a $2.5 million increase for our Same Park facilities (described below) due primarily to an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities we sold before the third quarter of 2018.

Operating Results for the Nine Months Ended September 30, 2018

Net income allocable to common shareholders was $141.4 million, or $5.16 per diluted common share, for the nine months ended September 30, 2018, an increase of $72.1 million, or 104.1%, from $69.3 million, or $2.53 per diluted common share, for the same period in 2017. The increase was mainly due to gain on sale of two office parks in Orange County, California, and an industrial park in Dallas, Texas, during 2018, a charge related to the redemption of preferred stock incurred in the third quarter of 2017 that did not recur in 2018 and an increase in NOI with respect to our real estate facilities. The increase in NOI includes a $4.4 million increase for our Same Park facilities due primarily to an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities we sold in 2018.

Funds from Operations

Funds from operations (“FFO”) per share was $1.64 for the three months ended September 30, 2018,  as compared to $1.36 for the same period in 2017,  an increase of $0.28 per share. FFO per share was $4.81 for the nine months ended September 30, 2018, an increase of $0.38 per share from the nine months ended September 30, 2017 of $4.43.

FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation and amortization expense, gains and losses from sales and impairment charges with respect to real estate assets.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) charges related to the redemption of preferred stock and (ii) separation settlement payments, as well as charges or reversals related to stock based compensation, due to the departure of senior executive. We believe our presentation of Core FFO assists investors and analysts in evaluating our comparative operating performance between reporting periods. However, Core FFO per share is not a substitute for net income per share. Because other real estate investment trusts (“REITs”) may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles FFO per share, as reported, to Core FFO per share for the three and nine months ended September 30, 2018 and 2017:

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
FFO per share	$1.64	$1.36	$4.81	$4.43
Charge related to the redemption of preferred stock	—	0.19	—	0.19
Net impact due to departure of senior executive	—	(0.01)	—	(0.01)
Core FFO per share	$1.64	$1.54	$4.81	$4.61

Property Operations–Same Park Portfolio

To evaluate the ongoing performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (the “Same Park” facilities). The Same Park portfolio includes all properties we owned and operated as of September 30, 2018 that were acquired prior to January 1, 2016, excluding a  held for sale property as of September 30, 2018. As of September 30, 2018, the Same Park facilities constitute 26.9 million rentable square feet, representing 95.1% of the 28.3 million rentable square feet in the Company’s total portfolio.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per square foot amounts):

	For the Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2018	2017	Change	2018	2017	Change
Rental income	$98,228	$96,073	2.2%	$294,010	$287,293	2.3%
Adjusted cost of operations (1) (3)	28,817	29,191	(1.3%)	87,717	85,413	2.7%
Net operating income (2) (3)	$69,411	$66,882	3.8%	$206,293	$201,880	2.2%

Selected Statistical Data
Gross margin (4)	70.7%	69.6%	1.6%	70.2%	70.3%	(0.1%)
Weighted average square foot occupancy	95.0%	94.1%	1.0%	94.7%	94.1%	0.6%
Annualized rental income per occupied
square foot (5)	$15.36	$15.18	1.2%	$15.38	$15.13	1.7%

(1)Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization, which can vary significantly period to period based upon the performance of the Company.

(2)We evaluate the performance of our business parks primarily based on NOI, a non-GAAP financial measure, because we believe NOI is an important measure of the value and performance of our real estate. We believe investors utilize NOI in a similar manner and for similar reasons. We define NOI as rental income less adjusted cost of operations. NOI excludes depreciation and amortization expense because management and investors do not consider it important in valuing real estate or evaluating real estate performance, because depreciation and amortization expense assumes the value of real estate declines ratably from its historical cost based upon the passage of time, while we believe the value of real estate changes based upon cash flow and other market factors.

(3)Our calculation of adjusted cost of operations and NOI may not be comparable to those of other companies and should not be used as an alternative to measure performance calculated in accordance with GAAP.  See “Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures” below for reconciliations of each of these measures to their closest analogous GAAP measure on our income statements.

(4)Computed by dividing NOI by rental income.

(5)Computed by dividing rental income during the period by weighted average occupied square feet.

The following table summarizes selected unaudited quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2018	$98,022	$97,760	$98,228	$—
2017	$95,756	$95,464	$96,073	$97,211

Adjusted Cost of Operations
2018	$30,035	$28,865	$28,817	$—
2017	$28,214	$28,008	$29,191	$29,642

Snow removal (1)
2018	$794	$40	$—	$—
2017	$378	$103	$—	$63

Utilities (1)
2018	$5,713	$5,242	$6,060	$—
2017	$5,448	$5,295	$5,798	$5,393

Weighted average square foot occupancy
2018	94.6%	94.6%	95.0%	—
2017	94.6%	93.7%	94.1%	95.1%

Annualized rental income per occupied square foot
2018	$15.40	$15.36	$15.36	$—
2017	$15.05	$15.15	$15.18	$15.20

(1)	The cost of snow removal and utilities are included in Adjusted Cost of Operations and are broken out here separately for information purposes only.

Property Dispositions

We have two multi-tenant office buildings totaling 107,000 rentable square feet located in Orange County, California, held for sale as of September 30, 2018. As we are under contract, we expect to close on the sale during the quarter ended December 31, 2018.

Distributions Declared

On October 23, 2018, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions are payable on December 27, 2018 to shareholders of record on December 12, 2018.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a REIT that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of September 30, 2018,  the Company wholly owned 28.3 million rentable square feet with approximately 5,050 commercial customers in six states and held a 95.0% interest in a  395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, October 24, 2018, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss third quarter results. The toll free number is (800)  901-5382; the conference ID is PSBQ318. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 7, 2018 at (800) 839-5124, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$8,687	$114,882

Real estate facilities, at cost
Land	816,656	769,036
Buildings and improvements	2,366,032	2,156,862
	3,182,688	2,925,898
Accumulated depreciation	(1,219,249)	(1,161,798)
	1,963,439	1,764,100
Properties held for sale, net	9,682	49,259
Land and building held for development	30,182	29,665
	2,003,303	1,843,024
Investment in and advances to unconsolidated joint venture	—	100,898
Rent receivable, net	2,092	1,876
Deferred rent receivable, net	32,903	32,062
Other assets	16,392	7,417
Total assets	$2,063,377	$2,100,159

LIABILITIES AND EQUITY

Accrued and other liabilities	$85,978	$80,223
Preferred stock called for redemption	—	130,000
Total liabilities	85,978	210,223
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
38,390 shares issued and outstanding at
September 30, 2018 and December 31, 2017	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,346,562 and 27,254,607 shares issued and outstanding at
September 30, 2018 and December 31, 2017, respectively	273	272
Paid-in capital	734,341	735,067
Accumulated earnings (deficit)	66,107	(1,778)
Total PS Business Parks, Inc.’s shareholders’ equity	1,760,471	1,693,311
Noncontrolling interests	216,928	196,625
Total equity	1,977,399	1,889,936
Total liabilities and equity	$2,063,377	$2,100,159

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

Rental income	$103,808	$100,481	$309,391	$300,342

Expenses
Cost of operations	31,654	31,679	95,910	92,962
Depreciation and amortization	25,207	23,759	73,505	70,465
General and administrative	2,425	1,745	7,099	7,019
Total operating expenses	59,286	57,183	176,514	170,446

Operating income	44,522	43,298	132,877	129,896
Interest and other income	488	212	1,066	599
Interest and other expense	(167)	(503)	(499)	(972)
Equity in loss of unconsolidated joint venture	—	(376)	—	(758)
Gain on sale of real estate facilities	—	—	85,283	1,209
Gain on sale of development rights	—	—	—	3,865
Net income	44,843	42,631	218,727	133,839
Allocation to noncontrolling interests	(6,514)	(4,866)	(36,814)	(18,610)
Net income allocable to PS Business Parks, Inc.	38,329	37,765	181,913	115,229
Allocation to preferred shareholders based upon
Distributions	(12,959)	(12,590)	(38,921)	(38,472)
Redemption	—	(6,900)	—	(6,900)
Allocation to restricted stock unit holders	(239)	(137)	(1,592)	(582)
Net income allocable to common shareholders	$25,131	$18,138	$141,400	$69,275

Net income per common share
Basic	$0.92	$0.67	$5.18	$2.55
Diluted	$0.92	$0.66	$5.16	$2.53

Weighted average common shares outstanding
Basic	27,339	27,226	27,310	27,192
Diluted	27,442	27,427	27,412	27,399

PS BUSINESS PARKS, INC.

Computation of Funds from Operations and Funds Available for Distribution

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Computation of Funds From Operations (1)
Net income allocable to common shareholders	$25,131	$18,138	$141,400	$69,275
Adjustments
Gain on sale of real estate facilities and development rights	—	—	(85,283)	(5,074)
Depreciation and amortization expense	25,207	23,759	73,505	70,465
Depreciation from unconsolidated joint venture	—	483	—	587
Net income allocated to noncontrolling interests	6,514	4,866	36,814	18,610
Net income allocated to restricted stock unit holders	239	137	1,592	582
FFO (income) loss allocated to joint venture partner	(3)	—	8	—
FFO allocable to common and dilutive shares	$57,088	$47,383	$168,036	$154,445

Weighted average outstanding:
Common shares	27,339	27,226	27,310	27,192
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	163	179	183	188
Common share equivalents	103	201	102	207
Total common and dilutive shares	34,910	34,911	34,900	34,892

Net income per common share—diluted	$0.92	$0.66	$5.16	$2.53
Gain on sale of real estate facilities and development rights	—	—	(2.45)	(0.14)
Depreciation and amortization expense, including amounts
from unconsolidated joint venture	0.72	0.70	2.10	2.04
FFO per share (1)	$1.64	$1.36	$4.81	$4.43

Computation of Funds Available for Distribution ("FAD") (1)
FFO allocable to common and dilutive shares	$57,088	$47,383	$168,036	$154,445
Adjustments
Recurring capital improvements	(3,556)	(3,249)	(7,016)	(6,674)
Tenant improvements	(4,654)	(7,816)	(12,411)	(23,457)
Lease commissions	(2,504)	(2,017)	(6,277)	(5,162)
Straight-line rent	(981)	(285)	(2,325)	(1,919)
In-place lease adjustment	12	8	35	(26)
Tenant improvement reimbursements, net of lease incentives	(556)	(798)	(1,690)	(1,654)
Non-cash stock compensation expense	1,152	(397)	2,933	3,255
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	(426)	(462)	(4,955)	(3,865)
Capitalized interest	—	—	—	(506)
Charge related to the redemption of preferred securities	—	6,900	—	6,900
FAD	$45,575	$39,267	$136,330	$121,337
Distributions to common shares and units	$36,681	$29,544	$96,032	$88,575
Distribution payout ratio	80.5%	75.2%	70.4%	73.0%

(1)FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation and amortization expense, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO per share represents FFO allocable to common and dilutive shares, divided by aggregate common and dilutive shares. FAD represents FFO adjusted to (a) deduct capital expenditures that maintain the real estate values, tenant improvements and lease commissions and (b) eliminate certain non-cash expenses or income such as straight-line rent and non-cash stock compensation expense. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2018	2017	Change	2018	2017	Change
RENTAL INCOME
Same Park	$98,228	$96,073	2.2%	$294,010	$287,293	2.3%
Non-Same Park	3,193	371	760.6%	5,137	976	426.3%
Multifamily	1,895	—	100.0%	5,057	—	100.0%
Assets sold or held for sale	492	4,037	(87.8%)	5,187	12,073	(57.0%)
Total rental income	103,808	100,481	3.3%	309,391	300,342	3.0%

COST OF OPERATIONS
Adjusted Cost of Operations
Same Park	28,817	29,191	(1.3%)	87,717	85,413	2.7%
Non-Same Park	1,159	294	294.2%	2,083	918	126.9%
Multifamily	1,043	—	100.0%	3,013	—	100.0%
Assets sold or held for sale	331	1,630	(79.7%)	2,134	4,864	(56.1%)
LTEIP amortization	304	564	(46.1%)	963	1,767	(45.5%)
Total cost of operations	31,654	31,679	(0.1%)	95,910	92,962	3.2%

OPERATING INCOME
Net operating income
Same Park	69,411	66,882	3.8%	206,293	201,880	2.2%
Non-Same Park	2,034	77	2,541.6%	3,054	58	5,165.5%
Multifamily	852	—	100.0%	2,044	—	100.0%
Assets sold or held for sale	161	2,407	(93.3%)	3,053	7,209	(57.7%)
LTEIP amortization	(304)	(564)	(46.1%)	(963)	(1,767)	(45.5%)
Depreciation and amortization	(25,207)	(23,759)	6.1%	(73,505)	(70,465)	4.3%
General and administrative	(2,425)	(1,745)	39.0%	(7,099)	(7,019)	1.1%
Operating income	$44,522	$43,298	2.8%	$132,877	$129,896	2.3%